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                                                                     Exhibit 5.1

                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]


                               November 20, 1998



Board of Directors
Crestline Capital Corporation
10400 Fernwood Road
Bethesda, MD  20817


Ladies and Gentlemen:

          We are acting as counsel to Crestline Capital Corporation, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed distribution of up to 21,000,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), all of which Shares are to be distributed by Host Marriott Corporation, a Delaware corporation and the Company's parent corporation ("Host"), to the stockholders of Host (the "Distribution"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1. An executed copy of the Registration Statement, as amended.

          2. The Articles of Incorporation of the Company, as filed with and approved for record by the Maryland State Department of Assessments and Taxation (the "SDAT") on November 9, 1998 and as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. An executed copy of the Agreement and Articles of Merger (the "Merger Agreement") between Crestline Capital Corporation, a
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Board of Directors
Crestline Capital Corporation
November 20, 1998
Page 2

             Delaware corporation ("Crestline-Delaware"), and the Company, pursuant to which Crestline-Delaware was merged with and into the Company, as filed with and accepted for record by the SDAT and as filed with the Secretary of State of the State of Delaware on November 12, 1998 and November 16, 1998, respectively, and as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. Board resolutions relating to prior stock issuances and the stock record books of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, and the authenticity of all original documents and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on applicable provisions of Maryland law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations or as to compliance with the securities (or "blue sky") laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) the effectiveness of the Registration Statement, (ii) the declaration by the Board of Directors of the Distribution, (iii) the effectiveness of an amendment to the Articles of Incorporation of the Company to effect an increase by way of a stock split in the number of outstanding shares of Company common stock to reflect the number of Shares to be distributed in the Distribution, and (iv) the payment of the Distribution, the Shares will be validly issued, fully paid and nonassessable.

          This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date of this opinion letter and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
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Board of Directors
Crestline Capital Corporation
November 20, 1998
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          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.



                                    Very truly yours,

                                    /s/ HOGAN & HARTSON L.L.P.

                                    HOGAN & HARTSON L.L.P.